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                                                                   EXHIBIT 99.10
                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                            TELEPHONE (617) 570-1000
                           TELECOPIER (617) 523-1231

                                  June 17, 1997

CGM Trust
One International Place
Boston, MA 02110

Ladies and Gentlemen:

         As counsel to CGM Trust (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing interests in CGM Focus Fund, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 83 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 2-10653) filed with the Securities and Exchange Commission.

         We have examined the Amended and Restated Agreement and Declaration of Trust dated January 23, 1997, as amended, the By-Laws of the Trust, a consent in lieu of a meeting of the Trustees, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Prospectus and Statement of Additional
Information contained in the Amendment.

                                             Very truly yours,

                                             /s/ GOODWIN, PROCTER & HOAR LLP

                                             GOODWIN, PROCTER & HOAR LLP